UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 27, 2005

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-116590	52-2175259
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street Decatur, IL 62522-1808
(Address of Principal Executive Offices)

(217) 423-4471

(Registrant’s telephone number, including area code)

Mueller Holdings (N.A.), Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On January 28, 2005, the Company issued a press release announcing preliminary estimated unaudited financial highlights for the fiscal year ended September 30, 2004.  The press release is furnished as Exhibit 99.1.

The information provided pursuant to Item 2.02 in this Current Report on Form 8-K and the Exhibit attached shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall the attached press release be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02  Non-Reliance on Previously Issued Financial Statements

On January 10, 2005, an independent investigation of alleged accounting improprieties at the Company was concluded and a report was made to the Audit Committee by the independent law firm retained by the Committee to conduct the investigation.

The report identified several areas requiring financial review by the Company principally concerning the excess and obsolete (E&O) inventory reserve matters discussed below, the capitalization of costs relating to a project that should have been expensed in prior periods, the accrual of reserves for this project without identifying support for such accruals and the timing of recognition of revenue with regard to full truckload shipments that were not immediately dispatched to customers by certain freight carriers used by the Company.  The Company also has identified some additional annual and interim out-of-period items in the course of finalizing the 2004 financial statements.  In addition, the Company determined that the value it assigned to stock compensation in connection with the April 2004 recapitalization should be revised.

The Company’s management and Audit Committee determined on January 27, 2005 that the Company’s financial statements for fiscal years 2002 and 2003 and interim periods of fiscal year 2004 should no longer be relied upon.

This determination has been discussed with the Company’s independent registered public accounting firm.

The Company will present its restated financial statements for fiscal years 2002 and 2003 as part of its Annual Report on Form 10-K for 2004.  The Company will also restate its interim periods for fiscal years 2004 and 2003 to, among other things, reflect a higher non-cash stock compensation charge in the third quarter of fiscal year 2004.

The investigation report did not identify any fraud or intentional misconduct by the Company or any of its employees.  However, the report identified: deficiencies in the Company’s internal controls; a failure to establish, document or properly train personnel with respect to certain accounting policies; a lack of understanding and proper application of certain accounting policies by Company personnel; a lack of sufficient technical expertise and understanding of SEC and accounting rules by financial reporting personnel; an approach by personnel at the Company’s Henry Pratt Company subsidiary to establishing E&O inventory reserves that was at least negligent; and a failure by the Company’s senior financial management to exercise proper diligence over and supervise the Henry Pratt E&O matters, including a lack of appreciation of the impact of such issues on management certifications and management representation letters (or the significance of such certifications and letters) or the need to promptly inform the Company’s independent registered public accounting firm of such issues.  The Company’s Board of Directors has adopted the recommendations of the investigation report, which are designed to remedy these deficiencies.

The Company’s independent registered public accounting firm has advised the Company that certain of the Company’s control deficiencies represent reportable conditions that collectively are considered material weaknesses.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 27, 2005, Tom Fish was appointed interim Chief Financial Officer of the Company.  Mr. Fish replaced Darrell Jean, who currently is engaged in discussions with the Company about alternative management positions at the Company.

As interim Chief Financial Officer, Mr. Fish is continuing under his current employment arrangement with the Company with the addition of the interim title and responsibilities.  Under his current arrangement, for fiscal year 2004, Mr. Fish received an annual base salary of $245,000, annual bonus of $378,800, stock compensation in connection with the April 2004 recapitalization described below and other annual compensation that was less than $50,000 and 10% of Mr. Fish’s annual compensation.  Under his current arrangement with the Company, Mr. Fish participates in the Mueller Water Products, Inc. Management Incentive Plan, the Mueller Water Products, Inc. Direct Investment Program and the Mueller Water Products, Inc. Key Employee Severance Plan.

Mr. Fish, who is 50 years old, has been President of the Company’s piping systems products segment since 1999. Mr. Fish served as Vice President of Manufacturing for Grinnell Corp. from 1996 to 1999, Vice President of Finance and Administration for Grinnell Corp. from 1992 to 1996, Corporate Controller for Grinnell Corp. from 1984 to 1992 and Director of Internal Audit for Grinnell Fire Protection Systems from 1982 to 1984. Mr. Fish was employed by Price Waterhouse & Co. from 1976 to 1982 as a certified public accountant. Mr. Fish graduated from the University of Rhode Island with a B.S. in accounting in 1976.

Under the Direct Investment Program, certain employees, including Mr. Fish, were allowed to purchase shares of Company common stock at a price equal to the fair value at the time of purchase. Pursuant to the plan, one-half of the shares purchased by each participant were purchased through non-recourse loans granted by the Company. These loans accrued interest at 8.5% per annum, payable upon repayment of the loan. Since October 1, 2002, the largest amount outstanding on the loan to Mr. Fish, including accrued interest as of April 15, 2004, was $336,231.

In connection with the April 2004 recapitalization, holders of Company common stock received $1.91 per share and holders of the Company’s then-outstanding options received the excess of the per share dividend to its common stockholders over the exercise price of their options. As a result, Mr. Fish received approximately $1.7 million of the proceeds.  At the time of the recapitalization, Mr. Fish repaid the principal and accrued interest as of April 15, 2004 for the above-described loan made by the Company to help him purchase Company common stock with a portion of the proceeds received by him.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

99.1	Press release of Mueller Water Products, Inc. issued on January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2005	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Dale B. Smith
Dale B. Smith
President and Chief Executive Officer